Exhibit 99.1

Revlon Reports Third Quarter 2016 Results

NEW YORK--(BUSINESS WIRE)--November 4, 2016--Revlon, Inc. (NYSE:REV) today announced results for the third quarter ended September 30, 2016.

The Company completed its acquisition of Elizabeth Arden, Inc. (“Elizabeth Arden”) on September 7, 2016. Elizabeth Arden’s results have been included in the Company’s financial results beginning as of the acquisition date. The Company included the segment results for the businesses acquired in the Elizabeth Arden acquisition within the “Elizabeth Arden” segment(c). This release presents the Company’s results using the following measures: U.S. GAAP (“As Reported”); non-GAAP (“Adjusted”), which excludes certain Non-Operating Items and Unusual Items from As Reported results; and Non-GAAP pro forma (“Pro Forma Adjusted”), which presents the Adjusted results on a pro forma basis as if Revlon and Elizabeth Arden were a combined company for all of the periods presented (“Pro Forma”). As a result of the Company excluding certain Unusual Items, Adjusted EBITDA for prior periods presented in this release has been further adjusted for such Unusual Items from amounts reported in those prior periods.

See footnote (a) for further discussion of the Company’s Adjusted and Pro Forma Adjusted measures. Reconciliations of As Reported and Pro Forma results to Adjusted and Pro Forma Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”).

Highlights for the third quarter ended September 30, 2016 include:

  Total Company As Reported net sales of $604.8 million in the third quarter of 2016, a 28.3% increase, or 30.0% XFX, over the quarter ended September 30, 2015 (the “prior year quarter”). On a Pro Forma basis for the third quarter of 2016, total Company net sales were $745.1 million, a 1.0% increase, or 2.5% XFX, over the prior year quarter.
  Total Company As Reported net loss was $4.7 million in the third quarter of 2016 and Pro Forma net loss was $0.5 million. Excluding the Non-Operating and Unusual Items, Pro Forma Adjusted net income1 was $15.8 million in the third quarter of 2016, a $21.8 million increase over the prior year quarter.
  Total Company Adjusted EBITDA1 was $113.4 million in the third quarter of 2016, a 34.8% increase, or 35.0% XFX, over the prior year quarter. Total Company Pro Forma Adjusted EBITDA1 was $105.5 million, a 10.4% increase, or 9.3% XFX, which excludes the favorable impact of FX over the prior year quarter.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Fabian Garcia, said “Reporting as a combined organization for the first time since completing the Elizabeth Arden acquisition, we are pleased to share that the total company has continued its growth trajectory through the third quarter, with reported net sales up 30.0% XFX, or up 2.5% on a pro forma, XFX basis. All four of our reporting segments, Consumer, Professional, Elizabeth Arden and our Other segment, delivered XFX net sales growth in the quarter, with Elizabeth Arden and the Professional businesses realizing increases in both of the North America and International regions.”

Mr. Garcia continued, “During the third quarter we completed our acquisition of Elizabeth Arden and began to develop our new organizational structure that is designed to enable us to drive future global growth. We are making good progress on integrating the Revlon and Elizabeth Arden organizations and we have confirmed our ability to deliver at least the $140 million of multi-year synergies and cost reduction estimates related to the transaction. We remain enthusiastic about the significant value creation opportunity presented by the combination of our companies and brands.”

The following tables include As Reported, Pro Forma, Adjusted and Pro Forma Adjusted results that are discussed further in this release:

(USD millions)	Three Months Ended September 30,
	2016		2015
	As Reported	Pro Forma	As Reported	Pro Forma

Net Sales
Consumer	$342.8	$342.8	$348.1	$348.1
Professional	118.8	118.8	114.5	114.5
Elizabeth Arden	135.2	275.5	-	266.0
Other	8.0	8.0	8.9	8.9
Total Company net sales	$604.8	$745.1	$471.5	$737.5

Segment Profit
Consumer	$81.0	$81.0	$86.0	$86.0
Professional	23.7	23.7	23.4	23.4
Elizabeth Arden	32.5	38.8	-	25.7
Other	(0.1)	(0.1)	(1.4)	(1.4)
Total Company segment profit	$137.1	$143.4	$108.0	$133.7

(USD millions, except per share data)	Three Months Ended September 30,
	2016			2015
	As Reported	Adjusted	Pro Forma Adjusted	As Reported	Adjusted	Pro Forma Adjusted

Adjusted EBITDA		$113.4	$105.5		$84.1	$95.6

Net (loss) income (as reported and adjusted)	$(4.7)	$33.2	$15.8	$6.2	$8.6	$(6.0)
Diluted (loss) earnings per common share (as reported and adjusted)	$(0.09)	$0.63	$0.30	$0.12	$0.16	$(0.11)

Third Quarter 2016 Results

All figures in the below discussion of segment and geographic results, except where indicated, are presented on an XFX basis. The Company excludes certain unallocated corporate costs from the definition of segment profit. See “Pro Forma Segment Profit Reconciliation” attached to this release.

Segment Pro Forma Results

(USD millions)	Three Months Ended September 30,
	Net Sales				Segment Profit (b)
	2016 Pro Forma	2015 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change	2016 Pro Forma	2015 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change

Consumer	$342.8	$348.1	-1.5%	0.1%	$81.0	$86.0	-5.8%	-5.8%
Professional	118.8	114.5	3.8%	4.5%	23.7	23.4	1.3%	1.3%
Elizabeth Arden	275.5	266.0	3.6%	4.5%	38.8	25.7	51.0%	46.7%
Other	8.0	8.9	-10.1%	6.7%	(0.1)	(1.4)	92.9%	N.M.
Total	$745.1	$737.5	1.0%	2.5%	$143.4	$133.7	7.3%	6.5%

The above table provides information on a Pro Forma basis and, where indicated, on an XFX basis, and has not been adjusted for the items discussed in footnote (a). Segment profit is defined in footnote (b) below.

Consumer Segment

Consumer segment net sales in the third quarter of 2016 were essentially flat compared to the prior year quarter, primarily as a result of incremental net sales from the Company’s global consolidation of the Cutex brand, as well as higher net sales of Revlon beauty tools and Revlon color cosmetics, mostly offset by lower net sales of SinfulColors color cosmetics.

Consumer segment profit in the third quarter of 2016 decreased by 5.8% compared to the prior year quarter, primarily resulting from the absence in 2016 of a $3.5 million gain related to the sale of a non-core consumer brand that was completed in the third quarter of 2015. Excluding this gain, Consumer segment profit would have decreased by 1.8%, resulting primarily from the unfavorable impact of FX transaction within cost of sales, offset by decreased brand support on lower performing brands.

Professional Segment

Professional segment net sales in the third quarter of 2016 continued to be strong, increasing by 4.5% compared to the prior year quarter, primarily due to higher net sales of Revlon Professional hair products, in part as a result of the launch of Revlon Professional Be Fabulous as well as the continued success of American Crew men’s grooming products throughout most territories, partially offset by lower net sales of CND nail products.

Professional segment profit in the third quarter of 2016 increased by 1.3% compared to the prior year quarter, primarily driven by higher net sales internationally, partially offset by higher brand support in the third quarter of 2016.

Elizabeth Arden Segment

The Elizabeth Arden segment includes the operating results of Elizabeth Arden, which was acquired by the Company in September 2016. Elizabeth Arden is a global prestige beauty products company with an iconic portfolio of fragrance, skincare and cosmetic brands, including the Elizabeth Arden skin care, color cosmetics and fragrances brands; designer fragrances such as Juicy Couture and John Varvatos; heritage fragrances such as Curve, Elizabeth Taylor, Britney Spears and Christina Aguilera; and celebrity fragrances. In North America, Elizabeth Arden’s principal customers include prestige retailers, the mass retail channel and distributors, as well as direct sales to consumers via its branded retail outlet stores and e-commerce business. Elizabeth Arden products are also sold through the Elizabeth Arden Red Door Spa beauty salons and spas. Internationally, Elizabeth Arden’s portfolio of owned and licensed brands is sold to perfumeries, boutiques, department stores, travel retailers and distributors.

Elizabeth Arden’s financial results continue to be strong, with Pro Forma net sales in the third quarter of 2016 increasing by 4.5% compared to the prior year quarter, primarily driven by increased net sales of Elizabeth Arden color cosmetics, as well as higher net sales of owned and licensed fragrances as a result of growth in designer brands, such as Juicy Couture and John Varvatos, and heritage brands, such as Britney Spears and Curve.

Elizabeth Arden Pro Forma segment profit in the third quarter of 2016 increased by 46.7% compared to the prior year quarter, primarily driven by higher net sales, coupled with lower cost of goods sold as a result of cost reduction initiatives, as well as the favorable impact of product and channel mix.

Other Segment

The Other segment primarily includes the operating results of the CBB fragrance business. Net sales in the third quarter of 2016 increased by 6.7% compared to the prior year quarter, primarily due to net sales associated with newly-acquired distribution rights in Europe.

Other segment profit in the third quarter of 2016 was essentially breakeven. Compared to the prior year quarter, the slight increase in segment profit was primarily due to higher net sales and lower brand support.

Geographic Net Sales(c)

(USD millions)	Three Months Ended September 30,
Net Sales:	2016 As Reported	2016 Pro Forma	2015 As Reported	2015 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change

Consumer
North America	$210.8	$210.8	$222.5	$222.5	-5.3%	-5.3%
International	132.0	132.0	125.6	125.6	5.1%	9.7%
Professional
North America	$51.9	$51.9	$50.8	$50.8	2.2%	2.2%
International	66.9	66.9	63.7	63.7	5.0%	6.3%
Elizabeth Arden
North America	$87.6	$176.2	$-	$172.2	2.3%	2.4%
International	47.6	99.3	-	93.8	5.9%	8.5%
Other
North America	$-	$-	$-	$-	N.M.	N.M.
International	8.0	8.0	8.9	8.9	-10.1%	6.7%
Total Net Sales	$604.8	$745.1	$471.5	$737.5	1.0%	2.5%

Consumer Segment

North America

In the Consumer segment, North America net sales in the third quarter of 2016 decreased by 5.3% compared to the prior year quarter, primarily as a result of softening market conditions in core categories which impacted Revlon color cosmetics and SinfulColors color cosmetics. These decreases were partially offset by incremental net sales in connection with the Company completing the global consolidation of the Cutex brand, as well as higher net sales of Revlon beauty tools.

International

In the Consumer segment, International net sales in the third quarter of 2016 increased by 9.7% compared to the prior year quarter, primarily driven by higher net sales of Revlon color cosmetics and Revlon ColorSilk hair color, as well as incremental net sales from Cutex. From a geographic perspective, the increase in International net sales was mainly attributable to higher net sales in Argentina, the U.K. and Mexico.

Professional Segment

North America

In the Professional segment, North America net sales in the third quarter of 2016 increased by 2.2% compared to the prior year quarter, primarily driven by American Crew men’s grooming products as a result of the Elvis branded marketing campaign.

International

In the Professional segment, International net sales in the third quarter of 2016 increased by 6.3% compared to the prior year quarter, primarily driven by Revlon Professional hair products, in part due to the launch of Revlon Professional Be Fabulous, as well as an increase in net sales of American Crew men’s grooming products throughout most of the International region, partially offset by lower net sales of CND nail products, primarily in Russia.

Elizabeth Arden Segment

North America

In the Elizabeth Arden segment, North America Pro Forma net sales in the third quarter of 2016 increased by 2.4% compared to the prior year quarter, primarily driven by increased net sales of Elizabeth Arden color cosmetics, as well as higher net sales of owned and licensed fragrances attributable to growth in designer and heritage brands.

International

In the Elizabeth Arden segment, International net sales in the third quarter of 2016 increased by 8.5% compared to the prior year quarter, primarily driven by higher net sales of fragrances in South Africa and the U.K., as well as higher net sales of Elizabeth Arden color cosmetics in South Africa.

Other Segment

International

In the Other segment, net sales during the third quarter of 2016 increased by 6.7%, primarily driven by higher net sales associated with newly-acquired distribution rights in Europe.

Total Company Pro Forma Results

(USD millions)	Three Months Ended September 30,
	2016 Pro Forma	2015 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change

Adjusted EBITDA	105.5	95.6	10.4%	9.3%
Net loss	(0.5)	(13.9)	96.4%	-
Adjusted net income (loss)	15.8	(6.0)	N.M.	-

In calculating Pro Forma Adjusted EBITDA and Pro Forma Adjusted net income (loss), adjustments were made for the Non-Operating and Unusual Items described in footnote (a).

On an XFX basis, Pro Forma Adjusted EBITDA in the third quarter of 2016 increased by 9.3% compared to the prior year quarter, driven by the increase in net sales in the third quarter of 2016, as well as gross margin improvement in the Elizabeth Arden segment.

Pro Forma net loss was $0.5 million in the third quarter of 2016, compared to Pro Forma net loss of $13.9 million in the third quarter of 2015, an increase of 96.4%. Excluding the applicable Non-Operating and Unusual Items, Pro Forma Adjusted net income was $15.8 million in the third quarter of 2016, compared to Pro Forma Adjusted net loss of $6.0 million in the third quarter of 2015, a $21.8 million increase, driven by the increases discussed in Pro Forma Adjusted EBITDA, as well as a lower tax provision due to the phasing of pre-tax income in the third quarter of 2016.

As Reported (loss) earnings per diluted share was $(0.09) in the third quarter of 2016 and $0.12 in the third quarter of 2015. On an Pro Forma Adjusted1 basis, earnings (loss) per diluted share was $0.30 in the third quarter of 2016, compared to $(0.11) in the third quarter of 2015.

Nine Months 2016 Results

On an As Reported basis, total Company net sales were $1,533.3 million in the first nine months of 2016, compared to $1,392.4 million in the first nine months of 2015, an increase of $140.9 million, or 10.1%. On an Pro Forma Adjusted XFX basis, total Company net sales increased by $62.3 million, or 3.1%, in the first nine months of 2016, compared to the prior year period. Pro Forma Adjusted net sales excludes from As Reported net sales the impact of $13.0 million of returns and markdowns under the Elizabeth Arden 2014 Performance Improvement Plan(d).

In calculating Pro Forma Adjusted EBITDA and Pro Forma Adjusted net income (loss), adjustments were made for the Non-Operating and Unusual items described in footnote (a).

Total Company Pro Forma Adjusted EBITDA in the first nine months of 2016 was $260.0 million, compared to $226.0 million in the prior year period, an increase of 15.0%, or 13.6% XFX, which excludes the favorable impact of FX over the prior year quarter.

Pro Forma net loss was $34.2 million in the first nine months of 2016, compared to Pro Forma net loss of $139.2 million in the first nine months of 2015, an increase of 75.4%. Excluding the applicable Non-Operating and Unusual Items, Pro Forma Adjusted net loss in the first nine months of 2016 was $8.2 million, compared to Pro Forma Adjusted net loss of $82.4 million in the prior year period.

Cash Flow for the Nine Month Period

Net cash used in operating activities in the first nine months of 2016 was $70.8 million, compared to net cash used in operating activities of $2.6 million in the same period last year, representing a $68.2 million decrease in cash. Free cash flow1 used in the first nine months of 2016 was $103.4 million, compared to $23.8 million used in the prior year period, representing a $79.6 million decrease in free cash flow. The increase in cash used in operating activities in the first nine months of 2016, compared to the first nine months of 2015, was primarily driven by the timing of certain accounts payable disbursements at the end of 2015, cash used in the operations acquired in the Elizabeth Arden Acquisition and related cash used for acquisition and integration costs.

Third Quarter 2016 Results Conference Call

The Company will host a conference call with members of the investment community today, November 4, 2016, at 9:30 A.M. EDT to discuss third quarter 2016 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Pro Forma Adjusted EBITDA; Adjusted net (loss) income; Pro Forma Adjusted net (loss) income; Adjusted diluted (loss) earnings per share; Pro Forma Adjusted diluted (loss) earnings per share; and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”) and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The following table identifies the Non-Operating and Unusual Items excluded in the presentation of Adjusted EBITDA and Pro Forma Adjusted EBITDA for all periods:

(USD millions) Income / (Loss) Adjustments to EBITDA	Q3 2016	Q3 2015	Q3 2016 Pro Forma Adjusted	Q3 2015 Pro Forma Adjusted
Non-Operating Items:
Non-cash stock compensation expense	$(1.5)	$(1.0)	$(2.7)	$(2.6)
Restructuring and related charges	(0.5)	(4.2)	(2.4)	(12.7)
Acquisition and integration costs	(33.5)	(0.6)	(0.6)	(0.6)
Deferred Consideration for CBB Acquisition	(0.8)	(0.9)	(0.8)	(0.9)
Acquisition Inventory Purchase Accounting Adjustments	(4.4)	0.1	(0.2)	0.1
Elizabeth Arden 2016 Business Transformation Program (d)	(1.7)	-	(1.7)	-
Unusual Items:
Gain on sale of a certain non-core consumer brand	$-	$3.5	$-	$3.5
Executive Management Changes	(0.5)	-	(0.5)	-

(USD millions) Income / (Loss) Adjustments to EBITDA	YTD 2016	YTD 2015	YTD 2016 Pro Forma Adjusted	YTD 2015 Pro Forma Adjusted
Non-Operating Items:
Non-cash stock compensation expense	$(4.8)	$(3.8)	$(8.8)	$(6.5)
Restructuring and related charges	(2.3)	(1.9)	(10.6)	(78.7)
Acquisition and integration costs	(39.5)	(6.5)	(1.9)	(6.5)
Deferred Consideration for CBB Acquisition	(2.6)	(1.6)	(2.6)	(1.6)
Acquisition Inventory Purchase Accounting Adjustments	(4.5)	(0.5)	(0.3)	(0.5)
Elizabeth Arden 2016 Business Transformation Program (d)	(1.7)	-	(1.7)	-
Unusual Items:
Gain on sale of certain non-core professional brands	$-	$3.0	$-	$3.0
Gain on sale of a certain non-core consumer brand	-	3.5	-	3.5
Executive Management Changes	(3.7)	-	(3.7)	-

Adjusted net (loss) income; Pro Forma Adjusted net (loss) income; Adjusted diluted (loss) earnings per share; and Pro Forma Adjusted diluted (loss) earnings per share exclude the after-tax impact of the Non-Operating Items and Unusual Items.

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures, that are used by management, as described above and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA as used in this release are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Professional, Elizabeth Arden and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

(c) In connection with changes that the Company made to its management reporting structure following its September 2016 acquisition of Elizabeth Arden, beginning with the third quarter of 2016 the Company has combined U.S., Canada and Puerto Rico into the North America region for geographic reporting purposes. For segment reporting, the Company is continuing to evaluate the reportable segments that it will use in 2017, as the Company is in the process of designing its end-state organizational structure following its September 2016 acquisition of Elizabeth Arden.

(d) As described in Elizabeth Arden’s prior Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, the Elizabeth Arden 2014 Performance Improvement Plan and the Elizabeth Arden 2016 Business Transformation Program were identified by Elizabeth Arden during its fiscal 2014 and its fourth quarter of fiscal 2015, respectively, as restructuring plans. The 2014 Performance Improvement Plan was identified to reduce the size and complexity of Elizabeth Arden’s overhead structure and to exit low-return businesses, customers and brands, in order to improve gross margins and profitability in the long term. The Elizabeth Arden 2016 Business Transformation Program was intended to further align Elizabeth Arden’s organizational structure and distribution arrangements with the needs and demands of its business in order to improve its go-to-trade capabilities and execution and to streamline its organization.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments amd/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions, including the estimates and assumptions used by the Company in preparing the pro forma financial information referenced in this Form 8-K, that could cause actual results to differ materially from those expected or implied by the pro forma financial information or the estimates and assumptions used in preparing the pro forma financial information. Such forward-looking statements include, among other things: (i) the Company’s belief that its new organizational structure is designed to enable us to drive future global growth; (ii) the Company’s belief that it is making good progress on integrating the Revlon and Elizabeth Arden organizations; (iii) the Company’s expectation that it has the ability to deliver at least the $140 million of multi-year synergies and cost reduction estimates related to the Elizabeth Arden transaction; and (iv) the Company’s expectations regarding the significant value creation opportunity presented by the combination of our companies and brands. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2016 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks and uncertainties relating to: (i) difficulties with, delays in and/or the Company’s inability to design a new organizational structure that will enable us to drive future global growth, such as less than anticipated growth due to, among other things, less than effective product development, less than expected acceptance of our new or existing products, our advertising, promotional, pricing and/or marketing plans and/or brand communication, less than expected investment in advertising, promotional and/or marketing activities or greater than expected competitive investment, less than expected levels of advertising, promotional and/or marketing activities for our new product launches and/or less than expected levels of execution with our customers or higher than expected costs and expenses; (ii) difficulties with, delays in and/or the Company’s inability to make good progress on integrating the Revlon and Elizabeth Arden organizations, such as disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; (iii) difficulties with, delays in and/or the Company’s inability to achieve, in whole or in part, or within the expected timeframe, at least the $140 million of multi-year synergies and cost reduction estimates related to the transaction, such as the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition; and/or (iv) difficulties with, delays in and/or the Company’s inability to achieve, in whole or in part, or within the expected timeframe, the significant value creation presented by the combination of our companies and brands, such as due to (a) the Company’s or the Elizabeth Arden’s respective businesses experiencing disruptions due to management’s focus on executing the business integration activities and/or due to employee uncertainty during the integration transition period or other factors making it more difficult to maintain relationships with customers, suppliers, employees and other business partners; and/or (b) the Company being unable to successfully implement, in whole or in part, its integration strategies, including the possibility that the expected synergies and cost reductions from the Acquisition will not be realized or will not be realized within the expected time period. As it was provided only in connection with assisting investors in evaluating the Elizabeth Arden acquisition, Revlon does not expect to continue to provide financial guidance on its synergy and cost reduction plans on an ongoing basis and disclaims any obligation to update such information. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Net sales	$604.8	$471.5	$1,533.3	$1,392.4
Cost of sales	243.4	167.8	568.8	471.4
Gross profit	361.4	303.7	964.5	921.0
Selling, general and administrative expenses	285.7	244.1	792.8	752.7
Acquisition and integration costs	33.5	0.6	39.5	6.5
Restructuring charges and other, net	0.5	4.0	2.3	0.9
Operating income	41.7	55.0	129.9	160.9

Other expenses, net:
Interest expense	27.4	21.5	69.3	62.0
Amortization of debt issuance costs	1.7	1.4	4.6	4.2
Loss on early extinguishment of debt	16.9	-	16.9	-
Foreign currency losses (gains), net	1.2	(0.7)	6.3	7.3
Miscellaneous, net	(0.6)	0.3	(0.1)	0.5
Other expenses, net	46.6	22.5	97.0	74.0

(Loss) income from continuing operations before income taxes	(4.9)	32.5	32.9	86.9
(Benefit from) provision for income taxes	(0.4)	24.6	16.0	53.8
(Loss) income from continuing operations, net of taxes	(4.5)	7.9	16.9	33.1
Loss from discontinued operations, net of taxes	(0.2)	(1.7)	(2.3)	(1.8)

Net (loss) income	$(4.7)	$6.2	$14.6	$31.3

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	2.7	(2.5)	8.0	(15.1)
Amortization of pension related costs, net of tax	1.8	1.9	5.6	5.4
Revaluation of derivative financial instruments, net of
reclassifications into earnings	0.8	(0.7)	0.1	(2.7)
Other comprehensive income (loss)	5.3	(1.3)	13.7	(12.4)

Total comprehensive income	$0.6	$4.9	$28.3	$18.9

Basic (loss) earnings per common share:
Continuing operations	$(0.09)	$0.15	$0.32	$0.63
Discontinued operations	(0.00)	(0.03)	(0.04)	(0.03)
Net (loss) income	$(0.09)	$0.12	$0.28	$0.60

Diluted (loss) earnings per common share:
Continuing operations	$(0.09)	$0.15	$0.32	$0.63
Discontinued operations	(0.00)	(0.03)	(0.04)	(0.03)
Net (loss) income	$(0.09)	$0.12	$0.28	$0.60

Weighted average number of common shares outstanding:
Basic	52,498,246	52,440,580	52,498,840	52,422,660
Diluted	52,498,246	52,603,711	52,617,740	52,593,207

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99.2	$326.9
Trade receivables, net	484.2	244.9
Inventories	519.1	183.8
Prepaid expenses and other	102.8	53.3
Total current assets	1,205.3	808.9
Property, plant and equipment, net	312.0	215.3
Deferred income taxes	142.1	71.3
Goodwill	684.9	469.7
Intangible assets, net	657.4	318.0
Other assets	112.0	84.1
Total assets	$3,113.7	$1,967.3

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$11.7	$11.3
Current portion of long-term debt	83.5	30.0
Accounts payable	307.9	201.3
Accrued expenses and other	344.8	272.4
Total current liabilities	747.9	515.0
Long-term debt	2,666.1	1,783.7
Long-term pension and other post-retirement plan liabilities	174.8	185.3
Other long-term liabilities	84.5	70.8
Total stockholders' deficiency	(559.6)	(587.5)
Total liabilities and stockholders' deficiency	$3,113.7	$1,967.3

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Nine Months Ended
	September 30,
	2016	2015
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14.6	$31.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	81.0	76.8
Foreign currency losses from re-measurement	5.5	10.5
Amortization of debt discount	1.1	1.1
Stock-based compensation amortization	4.8	3.8
Provision for deferred income taxes	6.9	34.6
Loss on early extinguishment of debt	16.9	-
Amortization of debt issuance costs	4.6	4.2
Loss (gain) on sale of certain assets	0.2	(6.5)
Pension and other post-retirement income	(0.5)	(1.6)
Change in assets and liabilities:
Increase in trade receivables	(112.0)	(27.9)
Decrease (increase) in inventories	5.0	(62.4)
Increase in prepaid expenses and other current assets	(20.0)	(20.5)
(Decrease) increase in accounts payable	(3.5)	30.0
Decrease in accrued expenses and other current liabilities	(39.5)	(16.5)
Pension and other post-retirement plan contributions	(6.0)	(15.5)
Purchases of permanent displays	(25.9)	(32.5)
Other, net	(4.0)	(11.5)
Net cash used in operating activities	(70.8)	(2.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(33.1)	(27.0)
Business acquisitions, net of cash acquired	(1,028.7)	(34.2)
Proceeds from the sale of certain assets	0.5	5.8
Net cash used in investing activities	(1,061.3)	(55.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings and overdraft	(2.6)	4.3
Repayments under the Acquisition Term Loan	(15.1)	(17.6)
Prepayments under the 2011 Term Loan	(11.5)	(12.1)
Repayment of Acquisition Term Loan	(658.6)	-
Repayment of 2011 Term Loan	(651.4)	-
Borrowings under the 2016 Term Loan Facility	1,791.0	-
Net borrowings under the 2016 Revolving Credit Facility	65.4	-
Proceeds from the issuance of the 6.25% Senior Notes, net	450.0	-
Payment of financing costs	(61.5)	-
Treasury stock purchased	(2.7)	-
Other financing activities	(2.2)	(3.0)
Net cash provided by (used in) financing activities	900.8	(28.4)
Effect of exchange rate changes on cash and cash equivalents	3.6	(7.7)
Net decrease in cash and cash equivalents	(227.7)	(94.1)
Cash and cash equivalents at beginning of period	326.9	275.3
Cash and cash equivalents at end of period	$99.2	$181.2

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$68.4	$66.1
Income taxes, net of refunds	$19.4	$21.3

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$2.6	$2.0

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	September 30,
	2016	2015
	(Unaudited)
Reconciliation to net (loss) income:

Net (loss) income	$(4.7)	$6.2
Loss from discontinued operations, net of taxes	(0.2)	(1.7)
(Loss) income from continuing operations, net of taxes	(4.5)	7.9

Interest expense	27.4	21.5
Amortization of debt issuance costs	1.7	1.4
Loss on early extinguishment of debt	16.9	-
Foreign currency losses (gains), net	1.2	(0.7)
Miscellaneous, net	(0.6)	0.3
(Benefit from) provision for income taxes	(0.4)	24.6
Depreciation and amortization	28.8	26.0

EBITDA	$70.5	$81.0

Non-operating items:
Non-cash stock compensation expense	1.5	1.0
Restructuring and related charges	0.5	4.2
Acquisition and integration costs	33.5	0.6
Acquisition inventory purchase accounting adjustments	4.4	(0.1)
Deferred consideration for CBB acquisition	0.8	0.9
Elizabeth Arden 2016 Business Transformation program	1.7	-

Unusual items:
Gain on sale of a certain non-core consumer brand	-	(3.5)
Executive management changes	0.5	-

Adjusted EBITDA	$113.4	$84.1

	Nine Months Ended
	September 30,
	2016	2015
	(Unaudited)
Reconciliation to net income:

Net income	$14.6	$31.3
Loss from discontinued operations, net of taxes	(2.3)	(1.8)
Income from continuing operations, net of taxes	16.9	33.1

Interest expense	69.3	62.0
Amortization of debt issuance costs	4.6	4.2
Loss on early extinguishment of debt	16.9	-
Foreign currency losses, net	6.3	7.3
Miscellaneous, net	(0.1)	0.5
Provision for income taxes	16.0	53.8
Depreciation and amortization	81.0	76.8

EBITDA	$210.9	$237.7

Non-operating items:
Non-cash stock compensation expense	4.8	3.8
Restructuring and related charges	2.3	1.9
Acquisition and integration costs	39.5	6.5
Acquisition inventory purchase accounting adjustments	4.5	0.5
Deferred consideration for CBB acquisition	2.6	1.6
Elizabeth Arden 2016 Business Transformation program	1.7	-

Unusual items:
Gain on sale of certain non-core professional brands	-	(3.0)
Gain on sale of a certain non-core consumer brand	-	(3.5)
Executive management changes	3.7	-

Adjusted EBITDA	$270.0	$245.5

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined

	Three Months Ended September 30, 2016	July 1, 2016 through September 7, 2016	July 1, 2016 through September 7, 2016	Three Months Ended September 30, 2016
	(Unaudited)
Segment Net Sales:
Consumer	$342.8	$-	$-	$342.8
Professional	118.8	-	-	118.8
Elizabeth Arden	135.2	140.3	-	275.5
Other	8.0	-	-	8.0
Total Segment Net Sales	$604.8	$140.3	$-	$745.1

Segment Profit:
Consumer	$81.0	$-	$-	$81.0
Professional	23.7	-	-	23.7
Elizabeth Arden	32.5	6.3	-	38.8
Other	(0.1)	-	-	(0.1)
Total Segment Profit	$137.1	$6.3	$-	$143.4

Unusual items:
Executive management changes	0.5	-	-	0.5

Unallocated Corporate Expenses	24.2	14.2	-	38.4
Total Adjusted EBITDA	$113.4	$(7.9)	$-	$105.5

Reconciliation to (loss) from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(4.9)	$(50.3)	$50.9	$(4.3)

Interest expense	27.4	5.6	8.9	41.9
Amortization of debt issuance costs	1.7	0.4	0.2	2.3
Loss on early extinguishment of debt	16.9	-	-	16.9
Foreign currency losses, net	1.2	0.6	-	1.8
Miscellaneous, net	(0.6)	-	-	(0.6)
Operating income (loss)	41.7	(43.7)	60.0	58.0

Non-operating items:
Restructuring and related charges	0.5	1.9	-	2.4
Acquisition and integration costs	33.5	25.5	(58.4)	0.6
Acquisition inventory purchase accounting adjustments	4.4	-	(4.2)	0.2
Deferred consideration for CBB acquisition	0.8	-	-	0.8
Elizabeth Arden 2016 Business Transformation program	1.7	-	-	1.7

Unusual items:
Executive management changes	0.5	-	-	0.5
Adjusted operating income (loss)	83.1	(16.3)	(2.6)	64.2

Non-cash stock compensation expense	1.5	1.2	-	2.7
Depreciation and amortization	28.8	7.2	2.6	38.6

Adjusted EBITDA	$113.4	$(7.9)	$-	$105.5

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Three Months Ended September 30, 2015
	(Unaudited)
Segment Net Sales:
Consumer	$348.1	$-	$-	$348.1
Professional	114.5	-	-	114.5
Elizabeth Arden	-	266.0	-	266.0
Other	8.9	-	-	8.9
Total Segment Net Sales	$471.5	$266.0	$-	$737.5

Segment Profit:
Consumer	$86.0	$-	$-	$86.0
Professional	23.4	-	-	23.4
Elizabeth Arden	-	25.7	-	25.7
Other	(1.4)	-	-	(1.4)
Total Segment Profit	$108.0	$25.7	$-	$133.7

Unusual items:
Gain on sale of a certain non-core consumer brand	(3.5)	-	-	(3.5)

Unallocated Corporate Expenses	20.4	14.2	-	34.6
Total Adjusted EBITDA	$84.1	$11.5	$-	$95.6

Reconciliation to income (loss) from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$32.5	$(17.0)	$(6.3)	$9.2

Interest expense	21.5	6.9	7.6	36.0
Amortization of debt issuance costs	1.4	0.4	0.1	1.9
Foreign currency losses, net	(0.7)	-	-	(0.7)
Miscellaneous, net	0.3	-		0.3
Operating income (loss)	55.0	(9.7)	1.4	46.7

Non-operating items:
Restructuring and related charges	4.2	8.5	-	12.7
Acquisition and integration costs	0.6	-	-	0.6
Acquisition inventory purchase accounting adjustments	(0.1)	-	-	(0.1)
Deferred consideration for CBB acquisition	0.9	-	-	0.9

Unusual items:
Gain on sale of a certain non-core consumer brand	(3.5)	-	-	(3.5)
Adjusted operating income (loss)	57.1	(1.2)	1.4	57.3

Non-cash stock compensation expense	1.0	1.6	-	2.6
Depreciation and amortization	26.0	11.1	(1.4)	35.7

Adjusted EBITDA	$84.1	$11.5	$-	$95.6

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Nine Months Ended September 30, 2016	January 1, 2016 through September 7, 2016	January 1, 2016 through September 7, 2016	Nine Months Ended September 30, 2016
	(Unaudited)
Segment Net Sales:
Consumer	$1,022.3	$-	$-	$1,022.3
Professional	357.2	-	-	357.2
Elizabeth Arden	135.2	524.9	-	660.1
Other	18.6	-	-	18.6
Total Segment Net Sales	$1,533.3	$524.9	$-	$2,058.2

Segment Profit:
Consumer	$220.4	$-	$-	$220.4
Professional	73.4	-	-	73.4
Elizabeth Arden	32.5	37.8	-	70.3
Other	(0.9)	-	-	(0.9)
Total Segment Profit	$325.4	$37.8	$-	$363.2

Unusual items:
Executive management changes	3.7	-	-	3.7

Unallocated Corporate Expenses	59.1	47.8	-	106.9
Total Adjusted EBITDA	$270.0	$(10.0)	$-	$260.0

Reconciliation to income (loss) from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$32.9	$(99.4)	$44.1	$(22.4)

Interest expense	69.3	19.6	23.5	112.4
Amortization of debt issuance costs	4.6	1.3	0.6	6.5
Loss on early extinguishment of debt	16.9	-	-	16.9
Foreign currency losses, net	6.3	0.6	-	6.9
Miscellaneous, net	(0.1)	-	-	(0.1)
Operating income (loss)	129.9	(77.9)	68.2	120.2

Non-operating items:
Restructuring and related charges	2.3	8.3	-	10.6
Acquisition and integration costs	39.5	27.5	(65.1)	1.9
Acquisition inventory purchase accounting adjustments	4.5	-	(4.2)	0.3
Deferred consideration for CBB acquisition	2.6	-	-	2.6
Elizabeth Arden 2016 Business Transformation program	1.7	-	-	1.7

Unusual items:
Executive management changes	3.7	-	-	3.7
Adjusted operating income (loss)	184.2	(42.1)	(1.1)	141.0

Non-cash stock compensation expense	4.8	4.0	-	8.8
Depreciation and amortization	81.0	28.1	1.1	110.2

Adjusted EBITDA	$270.0	$(10.0)	$(0.0)	$260.0

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Nine Months Ended September 30, 2015
	(Unaudited)
Segment Net Sales:
Consumer	$1,027.1	$-	$-	$1,027.1
Professional	352.1	-	-	352.1
Elizabeth Arden	-	633.1	-	633.1
Other	13.2	-	-	13.2
Total Segment Net Sales	$1,392.4	$633.1	$-	$2,025.5

Net Sales Adjustments	-	13.0	-	13.0
Total Adjusted Segment Net Sales	$1,392.4	$646.1	$-	$2,038.5

Segment Profit:
Consumer	$232.0	$-	$-	$232.0
Professional	76.9	-	-	76.9
Elizabeth Arden	-	31.9	-	31.9
Other	(1.2)	-	-	(1.2)
Total Segment Profit	$307.7	$31.9	$-	$339.6

Unusual items:
Gain on sale of certain non-core professional brands	(3.0)	-	-	(3.0)
Gain on sale of a certain non-core consumer brand	(3.5)	-	-	(3.5)

Unallocated Corporate Expenses	55.7	51.4	-	107.1
Total Adjusted EBITDA	$245.5	$(19.5)	$-	$226.0

Reconciliation to income (loss) from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$86.9	$(154.7)	$(18.5)	$(86.3)

Interest expense	62.0	20.4	22.6	105.0
Amortization of debt issuance costs	4.2	1.1	0.9	6.2
Foreign currency losses, net	7.3	-	-	7.3
Miscellaneous, net	0.5	-	-	0.5
Operating income (loss)	160.9	(133.2)	5.0	32.7

Non-operating items:
Restructuring and related charges	1.9	76.8	-	78.7
Acquisition and integration costs	6.5	-	-	6.5
Acquisition inventory purchase accounting adjustments	0.5	-	-	0.5
Deferred consideration for CBB acquisition	1.6	-	-	1.6

Unusual items:
Gain on sale of certain non-core professional brands	(3.0)	-	-	(3.0)
Gain on sale of a certain non-core consumer brand	(3.5)	-	-	(3.5)
Adjusted operating income (loss)	164.9	(56.4)	5.0	113.5

Non-cash stock compensation expense	3.8	2.7	-	6.5
Depreciation and amortization	76.8	34.2	(5.0)	106.0

Adjusted EBITDA	$245.5	$(19.5)	$-	$226.0

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME, PRO FORMA ADJUSTED NET INCOME, ADJUSTED DILUTED EARNINGS PER SHARE AND PRO FORMA ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions)

	Revlon, Inc.		Pro Forma Combined
	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Reconciliation to net (loss) income and diluted earnings per share:
Net (loss) income	$(4.7)	$6.2	$(0.5)	$(13.9)

Non-operating items (after-tax):
Loss on early extinguishment of debt	12.0	-	12.0	-
Restructuring and related charges	0.2	3.4	1.5	8.9
Acquisition and integration costs	20.7	0.4	0.4	0.4
Acquisition inventory purchase accounting adjustments	2.8	(0.1)	0.2	(0.1)
Deferred consideration for CBB acquisition	0.8	0.9	0.8	0.9
Elizabeth Arden 2016 Business Transformation program	1.1	-	1.1	-

Unusual items (after-tax):
Gain on sale of a certain non-core consumer brand	-	(2.2)	-	(2.2)
Executive management changes	0.3	-	0.3	-

Adjusted net income (loss)	$33.2	$8.6	$15.8	$(6.0)

Net Income (Loss):
Diluted (loss) earnings per common share	(0.09)	0.12	(0.01)	(0.26)
Adjustment to diluted (loss) earnings per common share	0.72	0.04	0.31	0.15
Adjusted diluted earnings (loss) per common share	$0.63	$0.16	$0.30	$(0.11)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,498,246	52,603,711	52,498,246	52,603,711

	Revlon, Inc.		Pro Forma Combined
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Reconciliation to net income and diluted earnings per share:
Net (loss) income	$14.6	$31.3	$(34.2)	$(139.2)

Non-operating items (after-tax):
Loss on early extinguishment of debt	12.0	-	12.0	-
Foreign currency loss, Venezuela re-measurement	-	1.9	-	1.9
Restructuring and related charges	1.2	2.9	6.6	52.8
Acquisition and integration costs	24.4	4.0	1.2	4.0
Acquisition inventory purchase accounting adjustments	2.9	0.5	0.3	0.5
Deferred consideration for CBB acquisition	2.6	1.6	2.6	1.6
Elizabeth Arden 2016 Business Transformation program	1.1	-	1.1	-

Unusual items (after-tax):
Gain on sale of certain non-core professional brands	-	(1.8)	-	(1.8)
Gain on sale of a certain non-core consumer brand	-	(2.2)	-	(2.2)
Executive management changes	2.2	-	2.2	-

Adjusted net income (loss)	$61.0	$38.2	$(8.2)	$(82.4)

Net Income (Loss):
Diluted (loss) earnings per common share	0.28	0.60	(0.65)	(2.65)
Adjustment to diluted (loss) earnings per common share	0.88	0.13	0.49	1.08
Adjusted diluted earnings (loss) per common share	$1.16	$0.73	$(0.16)	$(1.57)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,617,740	52,593,207	52,617,740	52,593,207

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Nine Months Ended
	September 30,
	2016	2015
	(Unaudited)
Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(70.8)	$(2.6)

Less capital expenditures	(33.1)	(27.0)
Plus proceeds from the sale of certain assets	0.5	5.8

Free cash flow	$(103.4)	$(23.8)

CONTACT:
Revlon, Inc.
Investor Relations:
Siobhan Anderson, 212-527-5230
or
Media Relations:
Pamela Alabaster, 212-527-5863